                                                                EXHIBIT 99.2













               ARROW PAPER AND SUPPLY CO., INC., AND AFFILIATE













                              DECEMBER 29, 1995

               ARROW PAPER AND SUPPLY CO., INC., AND AFFILIATE


                                   CONTENTS



Report of Independent Accountants                                       1


Combined Balance Sheet - December 29, 1995                              2


Combined Statement of Income and Retained Earnings and
Members' Equity for the Year Ended December 29, 1995                    3


Combined Statement of Cash Flows for the Year Ended
December 29, 1995                                                       4


Notes to Combined Financial Statements                               5-12

Arrow Paper and Supply Co., Inc.
SGD Associates Limited Liability Company
Norwich, Connecticut



                      Report of Independent Accountants


We have audited the accompanying combined balance sheet of Arrow Paper and Supply Co., Inc., and Affiliate as of December 29, 1995, and the related combined statements of income and retained earnings and members' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Arrow Paper and Supply Co., Inc., and Affiliate as of December 29, 1995, and the combined results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles.


/s/ BLUM SHAPIRO & COMPANY, P.C.


West Hartford, Connecticut
July 15, 1996

               ARROW PAPER AND SUPPLY CO., INC., AND AFFILIATE

                            COMBINED BALANCE SHEET

                              DECEMBER 29, 1995



                                    ASSETS

CURRENT ASSETS
  Cash                                                                          $       222,623
  Accounts receivable, net of allowance for doubtful accounts of $70,145              6,871,462
  Loans receivable - related parties                                                    358,421
  Inventory                                                                           6,971,823
  Prepaid taxes and expenses                                                            164,191
  Deferred income taxes                                                                  80,438
                                                                                ----------------
    Total current assets                                                             14,668,958
                                                                                ----------------

PROPERTY AND EQUIPMENT, Net                                                           6,570,444
                                                                                ----------------

OTHER ASSETS
  Loan receivable - related party                                                        74,964
  Investment in land - Franklin, Connecticut                                            215,009
  Investment in life insurance contracts                                                 11,166
  Intangible assets, net of accumulated amortization of $12,001                         273,279
                                                                                ----------------
    Total other assets                                                                  574,418
                                                                                ----------------
TOTAL ASSETS                                                                    $    21,813,820
                                                                                ================



               LIABILITIES AND STOCKHOLDERS' AND MEMBERS' EQUITY

CURRENT LIABILITIES
  Current portion of notes payable                                              $    1 ,985,295
  Accounts payable                                                                    5,904,005
  Accrued taxes and expenses                                                            596,921
                                                                                ----------------
    Total current liabilities                                                         8,486,221

OTHER LIABILITIES
  Notes payable, less current portion                                                10,940,297
  Loans payable - related parties                                                     1,750,624
  Deferred income taxes                                                                  27,045
                                                                                ----------------
    Total liabilities                                                                21,204,187

STOCKHOLDERS' AND MEMBERS' EQUITY
  Common stock                                                                               25
  Paid-in capital                                                                        49,975
  Retained earnings and members' equity                                                 559,633
                                                                                ----------------
    Total stockholders' and members' equity                                             609,633
                                                                                ----------------
TOTAL LIABILITIES AND STOCKHOLDERS' AND MEMBERS' EQUITY                         $    21,813,820
                                                                                ================


The accompanying notes are an integral part of the combined financial statements

                 ARROW PAPER AND SUPPLY CO., INC., AND AFFILIATE

     COMBINED STATEMENT OF INCOME AND RETAINED EARNINGS AND MEMBERS' EQUITY

                      FOR THE YEAR ENDED DECEMBER 29, 1995



                                                                                                               AMOUNT
                                                                                                            -----------
NET SALES                                                                                                   $74,589,683
                                                                                                            -----------
COST OF SALES
         Inventory - beginning of year                                                                        4,683,173
         Purchases, net of discounts                                                                         62,545,481
                                                                                                            -----------
                                                                                                             67,228,654
         Less inventory - end of year                                                                         6,971,823
                                                                                                            -----------
                 Total cost of sales                                                                         60,256,831
                                                                                                            -----------

GROSS MARGIN ON SALES                                                                                        14,332,852
                                                                                                            -----------

OPERATING EXPENSES
         Salaries - stockholders                                                                              1,960,593
         Selling                                                                                              1,626,549
         Delivery                                                                                             3,239,563
         Warehouse                                                                                            1,999,225
         Occupancy                                                                                              658,398
         General and administrative                                                                           3,271,951
                                                                                                            -----------
                 Total operating expenses                                                                    12,756,279
                                                                                                            -----------

INCOME FROM OPERATIONS                                                                                        1,576,573

OTHER EXPENSE, Net                                                                                             (914,947)
                                                                                                            -----------

INCOME BEFORE STATE INCOME TAXES                                                                                661,626

PROVISION FOR STATE INCOME TAXES                                                                                  9,047
                                                                                                            -----------

NET INCOME                                                                                                      652,579
                                                                                                            -----------

RETAINED EARNINGS AND MEMBERS' EQUITY - Beginning of Year, as Previously Reported                               392,950

PRIOR PERIOD ADJUSTMENTS                                                                                       (380,603)
                                                                                                            -----------

RETAINED EARNINGS AND MEMBERS' EQUITY - Beginning of Year, as Restated                                           12,347
                                                                                                            -----------

DISTRIBUTIONS                                                                                                  (105,293)
                                                                                                            -----------

RETAINED EARNINGS AND MEMBERS' EQUITY - End of Year                                                         $   559,633
                                                                                                            ===========

The accompanying notes are an integral part of the combined financial statements

               ARROW PAPER AND SUPPLY CO., INC., AND AFFILIATE


                       COMBINED STATEMENT OF CASH FLOWS


                     FOR THE YEAR ENDED DECEMBER 29, 1995




CASH FLOWS FROM OPERATING ACTIVITIES
 Net income                                                                     $       652,579
 Adjustments to reconcile net income to net cash used in
 operating activities:
 Bad debt expense                                                                       104,395
 Depreciation and amortization                                                          669,404
 Deferred income tax expense                                                             14,389
 (Increase) decrease in operating assets:
   Accounts receivable                                                               (2,154,010)
   Inventory                                                                         (2,288,650)
   Prepaid taxes and expenses                                                           (14,826)
 Increase (decrease) in operating liabilities:
   Accounts payable                                                                   1,929,866
   Accrued taxes and expenses                                                           (75,511)
                                                                                -----------------
    Net cash used in operating activities                                            (1,162,364)
                                                                                -----------------


CASH FLOWS FROM INVESTING ACTIVITIES
 Purchases of property and equipment                                                 (2,625,081)
 Proceeds from sale of property and equipment                                            30,480
 Advances on loans receivable - related parties                                        (430,295)
 Payments on loans receivable - related parties                                         162,614
 Payments for start-up costs                                                           (178,797)
 Proceeds of life insurance contracts                                                    24,011
 Investment in life insurance contracts                                                  (2,107)
                                                                                -----------------
    Net cash used in investing activities                                            (3,019,175)
                                                                                -----------------

CASH FLOWS FROM FINANCING ACTIVITIES
 Proceeds of notes payable                                                           19,073,568
 Payments on notes payable                                                          (15,523,793)
 Payments for financing costs                                                          (106,483)
 Proceeds of loans payable - related parties                                          1,303,391
 Payments on loans payable - related parties                                         (1,293,080)
 Distributions to members                                                              (105,293)
                                                                                -----------------
    Net cash provided by financing activities                                         3,348,310
                                                                                -----------------

NET DECREASE IN CASH                                                                   (833,229)

CASH - Beginning of Year                                                              1,055,852
                                                                                -----------------
CASH - End of Year                                                              $       222,623
                                                                                =================


     The accompanying notes are an integral part of the combined financial statements

                ARROW PAPER AND SUPPLY CO., INC., AND AFFILIATE

                     NOTES TO COMBINED FINANCIAL STATEMENTS

Note 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

                 BASIS OF PRESENTATION - The financial statements are presented on a combined basis to include Arrow Paper and Supply Co., Inc. ("Arrow") and SGD Associates Limited Liability Company ("SGD")(collectively referred to as the "Company"). All significant intercompany transactions and balances have been eliminated in combination.

                 In accordance with its articles of organization, the latest date on which SGD is to dissolve is December 31, 2044.

                 NATURE OF BUSINESS - The Company is a full line food service distributor of paper supplies and food products to retail, institutional and chain customers throughout New England, New York, New Jersey and Pennsylvania. The Company generally does not require collateral in providing credit.

                 The Company also warehouses and transports products for the U.S. Department of Agriculture. Revenue for these services, net of warehouse and delivery costs, are included in net sales.

                 YEAR-END - Arrow has elected a 52-53 week accounting period. Under this reporting period, the fiscal year ends on the Friday closest to December 31. The fiscal year-end for 1995 was December 29, 1995, and for combined financial statement purposes the Company has reported on this basis. SGD normally has a December 31 year-end.

                 USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported amounts of revenues and expenses. Actual results could differ from those estimates.

                 CASH - The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on cash.

                 FINANCIAL INSTRUMENTS - All of the Company's financial instruments are held for nontrading purposes. The Company estimates that the carrying amounts of its financial instruments approximate their fair values at December 29, 1995. The carrying amounts of cash approximate fair value because of the short maturity of those instruments. The carrying amounts of loans receivable - related parties approximate fair value because the Company estimates it would earn similar returns on those amounts. The carrying amounts of notes payable and loans payable - related parties approximate fair value because the Company estimates that it would borrow these amounts on similar terms.

                 INVENTORY - Inventory is valued at the lower of cost or market. Cost is determined on the first-in, first-out method and is recorded net of applicable purchase and payment discounts.

                 PROPERTY AND EQUIPMENT - Property and equipment are carried at cost, including capitalized interest for property constructed for the Company's own use. Major renewals and betterments are charged to the property accounts, while replacements, maintenance and repairs that do not improve or extend the life of the respective assets are expensed currently.

                 The Company follows the policy of providing for depreciation and amortization of property and equipment by charging against earnings amounts sufficient to amortize the cost of property and equipment over their estimated useful lives as follows:

                      Delivery vehicles                           5 years
                      Automobiles                                 5 years
                      Warehouse equipment                      5-10 years
                      Office equipment                         5-10 years
                      Buildings and improvements              10-40 years

                 Depreciation and amortization expense are computed using straight-line methods. Depreciation and amortization expense for the year ended December 29, 1995 was $657,403

                 Land - Investment in land is carried at cost.

                 Intangible Assets - Intangible assets consisting of start-up costs for new lines of business and financing costs are being amortized on a straight-line basis over 18 to 36 months.

                 Profit-Sharing Plan - The Company maintains a multiemployer, defined contribution employee savings 401(k) plan that covers substantially all employees subject to minimum age and service qualifications. The plan allows participants to defer a portion of their compensation to the plan and the Company has agreed to provide certain matching contributions, subject to certain limitations. Employer contributions totaled $24,208 for 1995.

                 Lease Agreements - Annual rentals pertaining to real estate, delivery vehicles and automobile leases which convey merely the right to use property are charged to current operations.

                 Income Taxes - Income tax expense includes state taxes currently payable and deferred taxes. The Company provides for deferred taxes on temporary differences arising from assets and liabilities whose bases are different for financial reporting and income tax purposes. These differences relate primarily to different depreciation methods used for financial reporting and income tax purposes, inventory costs capitalized for income tax purposes but expensed for financial reporting purposes, and expenses reported in different periods for financial reporting and income tax purposes.

                 Arrow has elected, by consent of its stockholders, to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under these provisions, Arrow does not pay federal corporate income taxes on its taxable income. Instead, the stockholders are liable for individual federal income taxes on their respective shares of Arrow's taxable income. Arrow will continue to be taxed at the corporate level for state income tax purposes in Connecticut and Massachusetts.

                 As a limited liability company, SGD is treated as a partnership for federal and state income tax purposes. Under this treatment, SGD does not pay federal or state corporate income taxes on its taxable income. Instead, the members are liable for individual federal and state income taxes on their respective shares of SGD's taxable income. Thus, no income taxes are provided for in the accompanying financial statements for SGD.

                 Reclassifications - Certain classifications in the current year's financial statements differ from the presentations made in the financial statements of previous years.

Note 2 - PROPERTY AND EQUIPMENT:

         Property and equipment at December 29, 1995 consisted of the following:

                 Land                                                                                        $  794,389
                 Buildings and improvements                                                                   3,297,437
                 Delivery vehicles                                                                            1,488,187
                 Office equipment                                                                             1,306,208
                 Warehouse equipment                                                                            949,732
                 Automobiles                                                                                    116,931
                                                                                                             ----------
                                                                                                              7,952,884
                 Less accumulated depreciation and amortization                                               3,787,586
                                                                                                             ----------
                                                                                                              4,165,298
                 Construction in progress                                                                     2,405,146
                                                                                                             ----------

                 Net Property and Equipment                                                                  $6,570,444
                                                                                                             ==========


Note 3 - NOTES PAYABLE:


         Notes payable as of December 29, 1995 consisted of the following:

                 Note payable - bank - $500,000 bridge loan, interest payable monthly at the bank's base rate plus 1%, with an expected
                 maturity on December 20, 1996.                                                              $  500,000

                 Note payable - bank - $1,000,000 equipment loan note, payable in monthly payments of interest only at 1/2% over the bank's base rate through the conversion date on May 31, 1996,
                 thereafter monthly principal payments of 1/36 plus interest at
                 1/2% over the bank's base rate, maturing on May 31, 1999.                                      610,000

                 Note payable - bank - $10,000,000 revolving loan note, interest payable monthly at the bank's base rate plus 1/2%, maturing
                 on May 31, 1997.                                                                             7,800,000

                 Note payable - bank - $1,600,000 promissory note, secured by a mortgage on real property,  payable in monthly installments of
                 $6,667 plus interest at the bank's base rate plus 1.75%,
                 maturing on November 20, 1996.                                                               1,301,559

                 Note payable - bank - $584,000 commercial loan note, secured by a mortgage on real property, interest payable monthly at the bank's base rate plus 1.25%, maturing on December 1, 1999.
                 The Company is currently making monthly principal payments of
                 approximately $24,600 per year.                                                                449,000

                 Note payable - bank - $5,500,000 construction loan note,
                 secured by a mortgage on real property, payable in monthly installments of interest only at the bank's base rate plus 1%
                 through the expected conversion date of December 20, 1996, thereafter, in monthly installments of $21,812 plus interest at the bank's base rate plus 1% or a five-year fixed rate
                 based on the bank's cost of funds plus 2.75%, as elected by
                 the Company, maturing on December 20, 2006.                                                  1,621,857

                 Note payable - Connecticut Development Authority - $850,000 permanent mortgage note, secured by a mortgage on real property, payable in monthly installments of $6,863
                 including interest at 6.694%, maturing on January 3, 2007.                                     643,176
                                                                                                            -----------
                                                                                                             12,925,592
                 Less current portion                                                                         1,985,295
                                                                                                            -----------

                 Total Notes Payable                                                                        $10,940,297
                                                                                                            ===========

         Expected maturities of notes payable for the next five years are as follows at December 29, 1995:

           YEAR ENDING DECEMBER 31
           -----------------------
                      1996                                                                                   $1,985,295
                      1997                                                                                    8,332,999
                      1998                                                                                      535,990
                      1999                                                                                      771,176
                      2000                                                                                      314,671

         The bridge loan, equipment loan and revolving loan are subject to a commercial term and revolving loan agreement. The agreement contains various financial covenants related to liquidity, net worth and debt coverage. The covenants also contain restrictions on distributions, capital expenditures, borrowing and other items. In addition, certain borrowings are subject to termination fees. The notes are secured by substantially all assets of the Company. Borrowings under the revolving loan are subject to certain percentages of eligible accounts receivable and inventory. The maturity of the bridge loan is the earlier of December 20, 1996 or the closing and funding of certain financing arrangements of SGD for the construction of facilities for the Company.

         As of and for the year ended December 29, 1995, the Company did not meet certain covenants in the commercial term and revolving loan agreement noted above. These covenants were waived by the bank.

         The construction loan is subject to a construction loan agreement and secured by substantially all assets of the Company. Borrowings under the agreement are subject to requisitions for the construction and equipping of certain warehouse and distributions facilities being constructed by the Company. The agreement contains various covenants and restrictions on construction and other items. Borrowings are subject to termination fees and the Company is required to make a mandatory prepayment of principal sufficient to reduce the principal balance of the loan to $5,200,000 on or before the conversion date. The conversion date is the earlier of December 20, 1996 or the final construction advance along with the closing and funding of certain financing arrangements. An additional institution has entered into a participation agreement for a portion of the debt.

         All of the above notes are personally guaranteed by the stockholders and members of the Company. For the year ended December 29, 1995, interest expense on the above notes totaled $894,310.

Note 4 - INCOME TAXES:

         The Company's deferred state tax assets and liabilities consisted of the following at December 29, 1995:

                 Deferred tax assets:
                   Gross                                                                                        $80,438
                   Valuation allowance                                                                               -
                                                                                                                -------
                 Net Deferred Tax Assets                                                                        $80,438
                                                                                                                =======
                 Deferred Tax Liabilities                                                                       $27,045
                                                                                                                =======

         The components of state income tax expense (benefit) were as follows for the year ended December 29, 1995:

                 Current:
                   Taxes payable                                                                               $ 49,084
                   Tax credits                                                                                  (54,426)
                                                                                                               --------
                     Net current tax benefit                                                                     (5,342)
                 Deferred                                                                                        14,389
                                                                                                               --------
                 Provision for State Income Taxes                                                              $  9,047
                                                                                                               ========

Note 5 - COMMON STOCK:

         Arrow's common stock includes voting and nonvoting shares. Common stock consisted of the following at December 29, 1995:

                                                                                               VOTING          NONVOTING
                                                                                               ------          ---------
                 Par value                                                                     $ .01             $  .01
                 Authorized shares                                                               500              2,000
                 Issued shares                                                                   500              2,000
                 Outstanding shares                                                              500              2,000

Note 6 - RELATED PARTY TRANSACTIONS:

         The Company had various transactions with entities that are related by common and family ownership and with officers of the Company as described below.

         Loan receivable - related party consists of advances, net of repayments, including interest at 10% from Target Data Systems, Inc., totaling $74,964 at December 29, 1995. Interest income totaled $5,634 for 1995. The balance is not expected to be called within the current operating cycle. In addition, expense reimbursements of $123,584 due from the entity are included in current loans receivable.

         Due from Arrow Paper Party Stores, Inc., represents trade advances, net of repayments, totaling $112,586 at December 29, 1995, and is included in current loans receivable.

         Due form Arrow Paper Equipment Rental and Sales, Inc., represents trade advances, net of repayments, totaling $12,030 at December 29, 1995, and is included in current loans receivable.

         Due from Janet's Parties, LLC, represents trade advances, net of repayments, totaling $13,514 at December 29, 1995, and is included in current loans receivable.

         Due from employees represents advances, net of repayments, totaling $96,707. The loans have various repayment schedules and bear interest at rates to 10%.

         Loans payable - related parties consisted of the following:

                 Donald Daren                                                                                $  919,565
                 Steven Daren                                                                                   669,597
                 Selma Daren                                                                                     83,000
                 Other related entities                                                                          78,462
                                                                                                             ----------
                                                                                                             $1,750,624
                                                                                                             ==========

         The loans payable to related parties consist primarily of promissory notes to officers of the Company. The notes are due May 31, 1997 with interest payable in monthly installments at 10%. The promissory notes are unsecured and are subordinated to the bank debt as of December 29, 1995. Interest expense to related parties for the year ended December 29, 1995 is as follows:

                 Donald Daren                                                                                  $ 67,015
                 Steven Daren                                                                                    71,647
                 Selma Daren                                                                                      8,323
                 Other related entities                                                                          13,652
                                                                                                               --------
                                                                                                               $160,637
                                                                                                               ========

         The Company paid $42,000 during the year ended December 29, 1995 to JGW Realty #2 for rent on vacant space previously occupied by its former retail office supply division. The lease was to expire in June 2013; however, the property was sold in May 1996. Payments during 1995 were applied to accrued expenses related to the disposal of the former division.

Note 7 - COMMITMENTS AND CONTINGENCIES:

         CONSTRUCTION - The Company is currently in the process of constructing and equipping new warehouse and distribution facilities. Amounts for construction in progress are included in property and equipment in the balance sheet. Arrow 1995 Construction LLC, a related party, is acting as general contractor for the project. Contracts for design and construction of the project currently total approximately $5,870,000.

         FINANCING:

         CONNECTICUT DEVELOPMENT AUTHORITY - The Company has commitments from the Connecticut Development Authority for direct loans totaling $1,020,000. These commitments expire on September 3, 1996. The commitments are for a machinery and equipment loan not to exceed $500,000 and a real estate loan not to exceed $520,000. Loan proceeds are for the construction and equipping of the new warehouse and distribution facilities.

         The machinery and equipment loan will be a ten-year loan with interest only for the first two years, such interest to be accrued and capitalized. The loan plus the capitalized interest will be amortized over the remaining eight years in equal installments. Interest will be at the one-year LIBOR rate minus 1% for years one and two, the one-year LIBOR rate for year three, and the one-year LIBOR rate plus 1% for years four through ten.

         The real estate loan will be a 20-year loan with interest at 6%. The first two years will be interest only, such interest to be accrued and capitalized. The loan plus the accrued interest will be amortized over the remaining 18 years in equal installments.

         The loans will be secured by the machinery and equipment purchased and real property. They will include penalties for relocation outside of Connecticut and will be personally guaranteed by the stockholders and members of the Company.

         CONNECTICUT BUSINESS DEVELOPMENT CORP. - The U.S. Small Business Administration has authorized a guarantee of a debenture in the amount of $1,000,000 to the Connecticut Business Development Corp. for loans to the Company. The guarantee commitment expires in February 1997. The debenture shall have a 20-year term with interest and principal to be paid over the life of the debenture and interest to be determined at the time of issuance. The debenture will be secured by real property and be personally guaranteed by the stockholders and members of the Company. Proceeds are for the construction of the new warehouse and distribution facilities.

         EMPLOYMENT AGREEMENT - The Company has an employment agreement with one of its employees calling for base compensation and benefits, bonuses and required payments in the event of termination of employment. Termination payments are based on increases in the fair market value of the Company.

         GUARANTEES - The Company has guaranteed related party lease payments of approximately $540,000.

         LEASES:

         DELIVERY EQUIPMENT - The Company leases delivery equipment under agreements accounted for as operating leases. The delivery equipment leases expire at various dates through December 2002.

         TAFTVILLE WAREHOUSE - The Company rented a warehouse from an unrelated entity. Rent expense was $22,720 for the year ended December 29, 1995. The lease was on a tenant-at-will basis and had no defined term.

         SOUTH WINDSOR WAREHOUSE - The Company leases a warehouse from an unrelated entity. Rent expense was $48,000 for the year ended December 29, 1995. The lease expired in February 1996. The Company has agreed to continue the lease on a tenant-at-will basis.

         WETHERSFIELD WAREHOUSE - The Company leases a warehouse from an unrelated entity. Rent expense was $72,658 for the year ended December 29, 1995. The lease expires in August 1996.

         Future minimum lease payments, excluding the variable portions attributable to refrigeration unit usage, mileage charges, and escalations based on changes in the Consumer Price Index, are as follows:

                                                                                                              DELIVERY
                 YEAR ENDING DECEMBER 31                                                   REAL ESTATE        EQUIPMENT
                 -----------------------                                                   -----------        ---------
                     1996                                                                   $153,320           $691,322
                     1997                                                                        -              691,322
                     1998                                                                        -              691,322
                     1999                                                                        -              691,322
                     2000                                                                        -              319,839

         The Company is responsible for maintenance, real estate taxes and security in addition to lease payments for the South Windsor and Wethersfield warehouses.

Note 8 - CASH FLOWS:

         ADDITIONAL CASH FLOW INFORMATION:

                 Cash paid during the year for:
                   Interest, net of capitalized interest of $62,793                                          $1,023,209
                   Income taxes                                                                                     456

Note 9 - PRIOR PERIOD ADJUSTMENTS:

         The financial statements have been adjusted to record accrued compensated absences and accrued bonuses for the year ended December 1994. The effect of the correction was to reduce retained earnings at the beginning of the year by $168,302, net of income taxes of $21,334.

         The financial statements have been adjusted to record inventory costs at December 31, 1994 net of applicable purchase and payment discounts. The effect of the correction was to reduce retained earnings at the beginning of the year by $121,842, net of income taxes of $15,445.

         The financial statements have been adjusted to record accrued expenses at December 31, 1994 related to the disposal of V.W. Wilcox Company, a former division of the Company, that discontinued operations in February 1994. The effect of the correction was to reduce retained earnings at the beginning of the year by $90,459, net of income taxes of $11,467.

Note 10 - SUBSEQUENT EVENTS:

         DISTRIBUTIONS AND LOANS PAYABLE - During January 1996, the Company paid $400,000 in distributions to its stockholders. Also in January 1996, the stockholders loaned the Company a total of $629,500.

         SALE OF COMPANY - During 1996, the Company entered into substantive negotiations to sell its business. While the Company has signed a letter of intent, no final agreements have been reached.

                 ARROW PAPER AND SUPPLY CO., INC. AND AFFILIATE

                             COMBINED BALANCE SHEET

                                 MARCH 29, 1996

                                  (UNAUDITED)

                                     ASSETS


 CURRENT ASSETS
   Cash                                                                                            $          7,479
   Accounts receivable, net of allowance for doubtful accounts of $75,860                                 7,522,085
   Loans receivable - related parties                                                                       304,805
   Loans receivable                                                                                          12,513
   Inventory                                                                                              7,433,110
   Prepaid taxes and expenses                                                                               181,055
   Deferred income taxes                                                                                     73,768
                                                                                                    -----------------
     Total current assets                                                                                15,534,815
                                                                                                    -----------------

 PROPERTY AND EQUIPMENT, Net                                                                              7,794,277
                                                                                                    -----------------

 OTHER ASSETS
   Loan receivable - related party                                                                           92,703
   Investment in land - Franklin, Connecticut                                                               215,009
   Investment in life insurance contracts                                                                    10,695
   Intangible assets, net of accumulated amortization of $26,016                                            244,670
                                                                                                    -----------------
     Total other assets                                                                                     563,077
                                                                                                    -----------------


 TOTAL ASSETS                                                                                      $     23,892,169
                                                                                                    =================

                                     LIABILITIES AND STOCKHOLDERS' AND MEMBERS' EQUITY


 CURRENT LIABILITIES
   Cash overdraft                                                                                  $      1,263,443
   Current portion of notes payable                                                                         793,328
   Accounts payable                                                                                       4,763,975
   Accrued taxes and expenses                                                                             1,404,310
                                                                                                    -----------------
     Total current liabilities                                                                            8,225,056


 OTHER LIABILITIES
   Notes payable, less current portion                                                                   13,518,065
   Loans payable - related parties                                                                        1,957,697
   Deferred income taxes                                                                                     27,045
                                                                                                    -----------------
     Total liabilities                                                                                   23,727,863
                                                                                                    -----------------

 STOCKHOLDERS' AND MEMBERS' EQUITY
   Common stock                                                                                              50,000
   Retained earnings and members' equity                                                                    114,306
                                                                                                    -----------------
     Total stockholders' and member' equity                                                                 164,306
                                                                                                    -----------------

 TOTAL LIABILITIES AND STOCKHOLDERS' AND MEMBERS' EQUITY                                           $     23,892,169
                                                                                                    =================

                 ARROW PAPER AND SUPPLY CO., INC. AND AFFILIATE

                          COMBINED STATEMENT OF INCOME

                   FOR THE THREE MONTHS ENDED MARCH 29, 1996

                                  (UNAUDITED)





 NET SALES                                                                               $     20,396,683
                                                                                          -----------------
 COST OF SALES
   Inventory - beginning of year                                                                6,971,823
   Purchases, net of discounts                                                                 17,114,746
                                                                                          -----------------
                                                                                               24,086,569
   Less inventory - end of year                                                                 7,433,110
                                                                                          -----------------
     Total cost of sales                                                                       16,653,459
                                                                                          -----------------

 GROSS MARGIN ON SALES                                                                          3,743,224
                                                                                          -----------------
 OPERATING EXPENSES
   Salaries - stockholders                                                                        295,481
   Selling                                                                                        555,499
   Delivery                                                                                       927,230
   Warehouse                                                                                      559,525
   Occupancy                                                                                      202,728
   General and administrative                                                                     963,721
                                                                                          -----------------
     Total operating expenses                                                                   3,504,184
                                                                                          -----------------

 INCOME FROM OPERATIONS                                                                           239,040

 OTHER EXPENSE, Net                                                                              (186,573)
                                                                                          -----------------

 INCOME (LOSS) BEFORE STATE INCOME TAXES                                                           52,467

 PROVISION FOR STATE INCOME TAXES                                                                   2,750
                                                                                          -----------------

 NET INCOME                                                                              $         49,717
                                                                                          =================

                 ARROW PAPER AND SUPPLY CO., INC. AND AFFILIATE

                        COMBINED STATEMENT OF CASH FLOWS

                   FOR THE THREE MONTHS ENDED MARCH 29, 1996

                                  (UNAUDITED)





 CASH FLOWS FROM OPERATING ACTIVITIES
   Net income                                                                                     $           49,717
   Adjustments to reconcile net income to net cash used in
    operating activities:
     Bad debt expense                                                                                         82,500
     Depreciation and amortization                                                                           248,540
     Deferred income tax expense                                                                               6,670
     (Increase) decrease in operating assets:
       Accounts receivable                                                                                  (733,122)
       Inventory                                                                                            (461,287)
       Prepaid taxes and expenses                                                                            (16,864)
     Increase (decrease) in operating liabilities:
       Cash overdraft                                                                                      1,263,443
       Accounts payable                                                                                   (1,140,030)
       Accrued taxes and expenses                                                                            807,389
                                                                                                   -------------------
         Net cash used in operating activities                                                               106,956
                                                                                                   -------------------

 CASH FLOWS FROM INVESTING ACTIVITIES
   Purchases of property and equipment                                                                    (1,443,764)
   Payments on loans receivable - related parties                                                             23,364
   Proceeds of life insurance contracts                                                                          471
                                                                                                   -------------------
         Net cash used in investing activities                                                            (1,419,929)
                                                                                                   -------------------

 CASH FLOWS FROM FINANCING ACTIVITIES
   Advances on lines of credit                                                                             1,485,801
   Payments on lines of credit                                                                              (100,000)
   Stockholders' and members' withdrawals                                                                   (495,045)
   Advances on loans payable - related parties                                                               207,073
                                                                                                   -------------------
         Net cash provided by financing activities                                                         1,097,829
                                                                                                   -------------------

 NET DECREASE IN CASH                                                                                       (215,144)

 CASH - Beginning of Year                                                                                    222,623
                                                                                                   -------------------

 CASH - End of Year                                                                               $            7,479
                                                                                                   ===================

                  ARROW PAPER & SUPPLY CO., INC. AND AFFILIATE
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                  (UNAUDITED)




NOTE 1 - BASIS OF PRESENTATION

The Combined Financial Statements of Arrow Paper & Supply Co., Inc.and Affiliate (the "Company") at March 29, 1996 and for the three months ended March 29, 1996 included herein are unaudited, but include all adjustments (consisting only of normal recurring entries) which the Company's management believes to be necessary for the fair presentation of the financial position, results of operations and cash flows of the Company at and for the period presented.

NOTE 2 - CONTINGENCIES

From time to time, the Company is involved in litigation and proceedings arising out of the ordinary course of business. There are no pending material legal proceedings or environmental investigations to which the Company is a party or to which the property of the Company is subject at this time.